UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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Synthesis Energy Systems, Inc.

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Explanatory Note

This filing consists of a copy of a presentation to be made by certain members of the management of Synthesis Energy Systems, Inc. (the “Company”) on Monday, June 6, 2011 at the Brean Murray, Carret & Co. 2011 Global Resources & Infrastructure Conference (the “Conference”) in London, England. A copy of the presentation is also available on the Company’s website, www.synthesisenergy.com.

Additional Information

In connection with the proposed transaction, the Company has filed a preliminary proxy statement, and intends to file a definitive proxy statement, with the SEC and to mail the definitive proxy statement to the Company’s stockholders. The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the transaction. Information about the transaction is set forth in the preliminary proxy statement filed, and will be set forth in the definitive proxy statements to be filed, by the Company with the SEC.

You may obtain the preliminary proxy statement, and when available the definitive proxy statement, for free by visiting EDGAR on the SEC web site at www.sec.gov. Stockholders and investors should read the definitive proxy statement carefully before making any voting or investment decision because that document will contain important information.

Synthesis Energy Systems www.synthesisenergy.com Brean Murray, Carret & Co. Global Resources & Infrastructure Conference London, UK, June 6, 2011 UNLOCKING VALUE THROUGH CLEAN ENERGY TECHNOLOGY

Forward-Looking Statements This presentation includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the early stage of development of SES, its estimate of the sufficiency of existing capital sources, its ability to successfully develop its licensing business, its ability to raise additional capital to fund cash requirements for future investments and operations, its ability to reduce operating costs, the limited history and viability of its technology, the effect of the current international financial crisis on its business, commodity prices and the availability and terms of financing opportunities, its results of operations in foreign countries and its ability to diversify, its ability to maintain production from its first plant in the ZZ joint venture, its ability to complete the expansion of the ZZ project, its ability to obtain the necessary approvals and permits for its Yima project and other future projects, the estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, its ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, its ability to close the ZJX/China Energy transaction, its ability to grow its business as a result of the ZJX/China Energy transaction and the sufficiency of internal controls and procedures. Although SES believes that in making such forward- looking statements its expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Headquarters - Houston, Texas Asia Business & Engineering Center - Shanghai, China NASDAQ: SYMX Shares Outstanding (March 31, 2011): 48.5 million Well positioned for long term sustainable growth About SES Creating value through safely applying our clean, efficient and low cost gasification technology in projects across the globe where low cost - low rank coals and biomass feed-stocks are readily available and where markets exist for the clean conversion of these feed-stocks into high value energy and chemical products.

Investment Highlights Pure play in unlocking value from low rank coal and biomass Coal is a major source of energy, particularly in emerging countries such as China and India Approximately 50% of the world's known coal reserves represented by low rank coals1... abundant, low cost, and under-utilized Biomass and biomass/coal blends for renewable and low carbon products Multiple paths to value creation Synthetic Natural Gas, Transportation Fuels, Fertilizers, Chemicals, Power, more... SES advanced clean and efficient gasification technology Based on U-GAS(r) , proven on a commercial scale2 Commercial operations 3+ years in China; Second project under construction in China Next generation of technology more efficient than older, commercially available technologies Three-pronged strategy for growth and value creation Technology and equipment supply - steady fees stream Selective project investments - facilitate growth and increase margins Integrated coal resource plays - lock in high end upstream margins and equity returns Regional Growth Platforms China and India Other emerging markets with low cost low grade coal resources 2U-GAS(r) licensed from Gas Technology Institute (GTI) 1BP Statistical Review of World Energy 2010

Senior Management Team…Decades of Energy Industry Experience

SYNTHESIS ENERGY SYSTEMS



Robert W. Rigdon - President & CEO

30 years industry experience in manufacturing, engineering and technology with 15 years in gasification technology, project development and business development at ChevronTexaco and GE.



William E. Preston - SVP, Business Development & Global Licensing

30 years of business development, project management, and operations including successful execution of the Cool Water Coal Gasification Program and Eastman Chemical's gasification plant



Francis Lau - SVP, Chief Technology Officer

Renowned technology expert with +30 years R&D and industry experience. Previously Executive Director of Gasification and Gas Processing at GTI and primary developer of U-GAS®



Dr. John Winter - SVP, Engineering and Project Operations

+30 years of petrochemicals experience including +15 years of gasification technology research, engineering design, technical services, and gasification plant operations



Kevin Kelly - Chief Accounting Officer

Controllership and treasury management positions with a variety of publicly traded companies

SYNTHESIS ENERGY SYSTEMS 5

Creating Valuable Clean Energy Products from Low Cost, Low Quality Coals Coal...a critical natural resource to meet the world's energy needs Found in almost every country & typically lowest cost fossil fuel Low quality - sub-bituminous and lignite account for approximately 50% of total recoverable global reserves and SES target feedstock Low quality coals offer increased margins through significantly lower feedstock costs Sources: BP Statistical Review of World Energy 2010; Business Monitor International - China Oil & Gas Report Q4 2010; and, Jim Jordan & Associates - Global Methanol Report November 12, 2010 / Issue 390 Coal reserves (bn tonnes)

Attractive Economics with Low Quality Coal SNG Case Example

SYNTHESIS ENERGY SYSTEMS

U-Gas® is Key to Economics for SNG



18
16
14
12
10
8
6
4
2
0
$/mmbtu
Nat. gas by city
Fuel
O&M
Capital
2
1.6
0.9
11.1
16.6
U-GAS® based SNG
Northeastern China
Shenyang
Southeastern China
Shenzhen

Assumptions:

1. 4 billion ncm/yr SNG project in Inner Mongolia China
2. All natural gas selling prices are retail price, including piping cost
3. 60/40 D/E
4. TIC $2.2bn; coal price inc. VAT at Rmb 135 per met ton ($20/ston)

China Synthetic Natural Gas - *SNG*

- Advantageous economics
- Encouraged by Chinese government
- Large scale "mega" projects planned
- (Typical 4B NCM built in 1B NCM Phases)
- Low cost - low quality coal is target fuel

❖ *SES provides a key clean, efficient & lower cost solution for SNG.*

❖ *SES technology can unlock value in lignite coal vs. other gasification technologies which can be limited to higher grade coal. 1B NCM of SNG ~$150MM per annum in feedstock savings*

SYNTHESIS ENERGY SYSTEMS 7

Paths To Value Creation Greenhouse Gas Capture Capable - CO2 Low Value Feedstocks High Value End Products Gasoline blending Syngas to gasoline Diesel - DME & FT liquids LPG - DME blending Synthetic natural gas (SNG) Fuel Gas IGCC Fuel cells Methanol Hydrogen Olefins Acetic Acid Glycol Low quality coals Biomass Downstream Process Technologies By-Products Synthesis Gas (CO+ H2) Sulfur Ash Chemicals Fuels Fertilizers Power Gas Steel Making Ammonia Urea DRI SES' U-GAS(r) System +

SES' technology is a Unique, Proven Solution that Addresses the Challenges of Low Cost, Low Quality Coals and Biomass to Help Meet The World's Growing Energy Needs SES' U-GAS(r) Gasification Technology Syngas Originated in the U.S. at the Gas Technology Institute over a 35-year period Fuel flexible - all ranks of coal & biomass Simple, low-cost design Efficient, low maintenance, & reliable Lower water usage and improved environmental performance Well suited for small & large scale applications

Multiple Paths to Growth and Profitability SES Advanced Gasification Technology Three Pronged Growth Strategy Technology, Equipment Supply & Services Rapid U-GAS(r) Commercialization Grow installed base Near term earnings Project Investments Equity Carries & Options Selective Investments Earnings from product sales Integrating Coal Resources Linking under utilized low quality coal resources to SES projects Secure low cost feedstock Technology & Equipment Supply Selective Project Investments Integrated Coal Resource Projects Implemented through regional business platforms and strategic partnerships

Licensing Technology royalty is typically a one time fee collected across project design, construction & startup Typical project cycle...24 to 48 months Typical transaction range $3MM to $30MM+ (based on syngas capacity)1 Specialized Equipment & Technical Services Pre-Order Engineering Services...coal testing, feasibility studies Process Designs (PDP)...engineered by SES & delivered prior to detailed design Equipment...proprietary equipment orders placed during detailed design Technical Services...training, commissioning, start-up, ongoing support Technical Services Specialized Equipment Gasification Technology SES Scope of Supply Technology, Equipment Supply & Services 1 Typically based on the project's daily capacity to produce CO,& Hydrogen (syngas) and methane as well as consideration for syngas energy content

Selective Project Investments Joint Venture partnerships with equity investments and carries Typical Models... Build Own Operate (BOO) Syngas sales (CO + Hydrogen) End product sales - SNG, Fuels, Chemicals, etc Build Own Transfer (BOT) Modular units; Engineering, equipment and construction partnerships Operating and technical services Technology licensing business provides broad set of opportunities Allows for larger scale value creation through equity participation

Zao Zhuang (ZZ) - Shandong Province (operating 3.5 years) JV with Shandong Hai Hua Coal & Chemical Co. Ltd (96% SES / 4% HH) Proven U-GAS(r) performance with successful commercial operation Proven feedstock flexibility with wide range of coal and coal wastes processed High syngas availability...over 97% average Yima Plant - Henan Province (under construction) JV with Yima Coal Industry Group (75% Yima / 25% SES) Phase 1 of planned $4B Mazhuang Coal Chemical and Energy Industrial Park Converts 2,400 mtpd coal (up to 45% ash) to 300,000 mtpa methanol equivalent products Syngas generation planned for mid-2012 SES Existing Project Investments

Integrated Coal Resource Projects Linking under utilized low quality coal resources to SES projects SES U-GAS(r) creates value in low quality - low value coal resources Joint Development Partnership with Midas Midas provides broad coal resource, mining and resource finance expertise Target regions include Eastern Europe, Eurasia, Australia, parts of Africa, Indonesia

Implementing the Strategy through Growth Platforms ZJX/China Energy collaboration brings extensive relationships throughout China to assist SES in development of new joint venture businesses China...one of the world's fastest growing economies Cleaner and more affordable coal solutions are part of China's latest 5-year plan for energy security and reduced emissions India growth driving need for clean coal based energy and chemicals Advancing multiple opportunities and potential strategic partnerships Indian coal challenging for most gasification technologies but well suited for SES U-GAS(r) SES/Midas - Developing coal resource opportunities Developing coal resource/ gasification project partnerships Regional business partnerships under review

SES - Unlocking Value in Coal and Biomass Summary Highlights Pure play in clean coal and biomass gasification technology Experienced senior management team Commercially proven project operations 3+ years Clean, efficient, low cost next generation gasification technology Creating value from low cost, low quality coals and biomass Three-pronged strategy for value creation Implementing strategy through regional business platforms ...clean, low cost energy drives global growth opportunities